Exhibit 10.29

THIS PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OR ASSIGNMENT COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

Principal Amount: Up to $500,000	Dated as of March 26, 2025, and effective as of October 1, 2024 New York, New York

FOR VALUE RECEIVED, Hennessy Capital Investment Corp. VI, a Delaware corporation and blank check company (the “Maker”), promises to pay to Hennessy Capital Partners VI LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the drawn-down portion of the principal sum of five hundred thousand U.S. Dollars ($500,000) (as set forth on the Schedule of Borrowings attached hereto) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. Unless this Note has been accelerated upon the occurrence of an Event of Default (as defined below), the unpaid principal balance of this Note that has been drawn down pursuant to Section 3 hereof (as reduced by the Converted Principal Amount, if any, in accordance with Section 4 hereof) shall be payable by the Maker on the earlier of (each, a “Maturity Payment Event”): (i) the date on which the Maker consummates its initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Maker and one or more businesses or entities (the “Initial Business Combination”), or (ii) the date the Maker liquidates the Trust Account (as defined in the Maker’s Amended and Restated Certificate of Incorporation (as amended and in effect on the date this Note was originally issued, the Maker’s “Certificate of Incorporation”)) upon the failure of the Maker to consummate the Initial Business Combination within the time period set forth in the Maker’s Certificate of Incorporation. The principal balance may be prepaid at any time without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. The Maker and the Payee agree that the Maker may request up to the principal amount of this Note for costs reasonably related to the Maker’s working capital purposes and/or to finance additional deposits into the Maker’s Trust Account in connection with the extension of the date by which the Maker must consummate the Initial Business Combination as set forth in the Maker’s Certificate of Incorporation. The principal of this Note may be drawn down from time to time prior to the Maturity Payment Event, upon written request from the Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down. The Payee shall fund each Drawdown Request no later than five business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is five hundred thousand U.S. Dollars (U.S. $500,000). Once an amount is drawn under this Note, it shall not be available for future Drawdown Requests even if prepaid. Upon completion of any drawdown, the Schedule of Borrowings attached hereto shall be updated to reflect such drawdown. No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker. Notwithstanding the foregoing, all payments shall be applied in accordance with Section 5 hereof.

4. Optional Conversion.

(a) Warrant Conversion Option. The Payee may, by prior written notice to the Maker, elect to convert, concurrent with the consummation of the Initial Business Combination, up to the full amount of the principal balance of this Note, in whole or in part (in integral multiples of $1.50, as adjusted for any capital stock splits, stock dividends, combinations, reclassifications, reorganizations, recapitalizations, and similar events with respect to the Class A Common Stock (as defined below) occurring after the issue date of this Note), into private placement warrants of the Maker (the “Private Placement Warrants”), with each whole warrant entitling the holder thereof to purchase one share of Class A common stock, par value $0.0001 per share, of the Maker (the “Class A Common Stock”) at an exercise price of $11.50 per share of Class A Common Stock (subject to adjustment), with each $1.50 (as adjusted for any capital stock splits, stock dividends, combinations, reclassifications, reorganizations, recapitalizations, and similar events with respect to the Class A Common Stock occurring after the issue date of this Note) of the principal balance of this Note convertible into one Private Placement Warrant.

(b) Effect of Conversion. Upon conversion of up to the full amount of the principal balance of this Note in whole or in part, (A) the principal balance of this Note shall be decreased by the amount of the principal balance so converted into Private Placement Warrants (the “Converted Principal Amount”) and (B) the Maker shall, as soon as practicable thereafter but in no event later than three (3) business days of its receipt of the Payee’s written conversion notice, issue and deliver to the Payee, a certificate or notice of issuance for the number of Private Placement Warrants to which the Payee shall be entitled to receive upon such conversion. Upon any conversion of this Note pursuant to this Section 4, the Maker shall be forever released from all of its obligations and liabilities under this Note with respect to the Converted Principal Amount, and, in the case of a conversion of this Note in full, this Note shall be cancelled and void without further action of the Maker or the Payee. All unpaid principal of this Note that is not then converted into Private Placement Warrants shall continue to remain outstanding and to be subject to the terms and conditions of this Note.

(c) Other Agreements. The Payee acknowledges and agrees that such Private Placement Warrants, when and if issued, will be subject to the terms of that certain Warrant Agreement, dated as of September 28, 2021, by and between the Maker and Continental Stock Transfer & Trust Company, as warrant agent, and that certain letter agreement, dated as of September 28, 2021, by and among the Maker, the Payee, and certain other parties thereto. The Private Placement Warrants issuable upon conversion of this Note shall each constitute a “Registrable Security” pursuant to that certain Registration Rights Agreement, dated as of September 28, 2021, by and among the Maker, the Payee, and certain other securityholders of the Maker named therein.

5. Application of Payments. All payments by the Maker to the Payee shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, and then to the payment in full of the unpaid principal balance of this Note.

6. Events of Default. Each of the following shall constitute an event of default under this Note (each, an “Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified in Section 1 hereof.

(b) Failure to Convert. Failure by the Maker to comply with its obligation to convert all or a portion of this Note in accordance with Section 4 hereof upon exercise of the Payee’s conversion right if such failure continues for a period of five (5) business days.

(c) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation, or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(d) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency, or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the Maker’s affairs, if the continuance of any such decree or order is unstayed and remains in effect for a period of 60 consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) or Section 6(b) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 6(c) or Section 6(d) hereof, the unpaid principal balance of this Note, and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

8. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, conversion, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects, and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment or conversion; and the Maker hereby agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

9. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment or conversion of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or conversion or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address previously designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the email address most recently provided to such party or such other email address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) business days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest, or claim of any kind (each, a “Claim”) in or to any distribution of or from the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment, or satisfaction for any Claim against the Trust Account for any reason whatsoever.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto, and any attempted assignment without the required consent shall be void.

16. Successors and Assigns. Subject to the restrictions on transfer in Section 15, the rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto, and any attempted assignment without the required consent shall be void.

17. Representations and Acknowledgments. The Payee represents and warrants to the Maker that (a) it is acquiring this Note not for investment for its own account, as a nominee or agent and not with a view to, or for resale in connection with, any distribution thereof; (b) it understands that the acquisition of this Note involves substantial risk; and (c) it has experience as an investor in securities of companies and it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment. The Payee also hereby acknowledges and understands that, in addition to the loan evidenced by this Note, the Maker may need to obtain loans from the Payee or an affiliate of the Payee or certain of the Maker’s officers and directors to further finance the transaction costs of the Maker’s intended Initial Business Combination, it being understood, however, that neither the Payee nor any such other party is currently under any obligation to provide the Maker with any such loans.

18. Counterparts; Electronic Signatures. This Note may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Note or in any other certificate, agreement or document related to this Note shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

hennessy capital investment corp. vi, a Delaware corporation, as Maker

By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

Accepted and agreed this 26th day of March, 2025:

HENNESSY CAPITAL PARTNERS VI LLC, a Delaware limited liability company, as Payee

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Managing Member of Hennessy Capital Group LLC, the managing member of Hennessy Capital Partners VI LLC

[Signature Page to Promissory Note]